SHAREHOLDER AGREEMENT

by and among

1.     Audible, Inc.

2a.     MNO Beteiligungs GmbH ("Random House")

and

2b.     Verlagsgruppe Random House GmbH
("VRH")

3.     networXs AG
("holtzbrinck")

and

4.     Rosetta Vermogenverwaltung GmbHto be renamed: Audible GmbH; (the "Company")

1.	Recitals

1.1	The Company is a limited liability company established under the laws of Germany with its seat in Munich. It is registered with the commercial registry in Munich under docket no. HRB 151689. The nominal capital of the Company in the amount of EUR 25,000.00 has been fully paid in and has been reduced only by the costs of incorporation. Lilienthal Verwaltungsgesellschaft mbH ("Lilienthal") is the sole shareholder of the Company.

1.2	By notarial deed of the date hereof, Lilienthal has sold and transferred the sole share in the Company to Audible.

1.3	Audible will increase the nominal capital of the Company against contribution in cash and solely admit Random House and holtzbrinck for subscription of newly issued shares as follows:

Shareholder	Newly issued nominal amount (EUR)	Aggregate Shareholding nom. (EUR)%
Audible	0	25,000	51.02
Random House	12,000	12,000	24.49
Holtzbrinck	12,000	12,000	24.49
Aggregate	24,000	49,000	100.00

The new shares shall be issued against cash contribution equaling the nominal amounts. The capital increase, subscription and payment shall be effected within ten Business Days after approval of the transaction by the competent antitrust authorities (the "Initial Closing Date").

1.4

This Agreement governs the exercise of rights with regard to the shareholdings in the Company and the financing of the Company between the Company and its shareholders. To the extent legally permissible, this Agreement shall, in the internal relationship among the parties, take precedence over non-mandatory provisions of statutory law and over the articles of association of the Company. Holtzbrinck, Random House and Audible and their respective successors and assignees shall hereinafter be collectively referred to as the "Shareholders" or each as a "Shareholder". The Company and all Shareholders who sign or will accede to this Agreement shall hereinafter be collectively referred to as the "Parties".

1.5

Without prejudice to other restrictions on transfers of shares, the parties shall ensure that, during the term of this Agreement, all shareholders in the Company shall also be parties hereto. The parties hereby offer to any person becoming a shareholder of the Company in compliance with the articles of association and this Agreement to become a party hereto by a duly notarized deed of adherence.

1.6

Any previous agreements between the Parties such as but not limited to the Term Sheet dating 08.04.2004 as well as the Term Sheet dating 16/19.07.2004, the mutual non-disclosure agreement dating 03.03.2004, the non-disclosure, non-competition and non-solicitation agreement dating 20.11.2003 expire by the effective day of this Joint Venture Agreement.

2.	Financial Commitments of Random House and holtzbrinck

2.1

Random House and holtzbrinck undertake (severally only), subject to antitrust approval, to provide financing for the Company as set forth below. The financing commitments of each party as set forth below are commitments vis-à-vis the other shareholders only; the Company shall not have a right of its own under this Agreement to claim such payments. The funds to be provided by Random House and holtzbrinck according to this sec. 2 shall constitute contributions to the Company's capital reserve account (sonstige Kapitalrücklagen, sec. 272 para. 2 no. 4 of the German Commercial Code). Nothing in this Agreement shall be construed to oblige Random House or holtzbrinck to provide any further funding in excess of the aggregate maximum amount of USD 3,000,000.00 as set forth below.

2.2

Within five Business Days ("Business Days" being defined as days on which banks are open for business in Munich) after the Initial Closing Date, each of Random House and holtzbrinck shall make a contribution of USD 488,000.00 ("First Capital Contribution").

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2.3

Within ten Business Days after the website of the Company has been launched with at least 250 German content titles to sell and the requisite e-commerce/download system as determined by a vote of 4/5 of the Supervisory Board (the "Milestone"), each of Random House and holtzbrinck shall make an additional contribution of USD 500,000.00 (the "Second Capital Contribution").

2.4

Within five Business Days after (i) fulfillment of the Milestone and (ii) written demand by the managing directors of the Company, each of Random House and holtzbrinck shall make a further contribution in the amount of USD 500,000.00 (the "Third Capital Contribution").

2.5

In case Random House and/or holtzbrinck does not meet all of their payment obligations under this sec. 2 despite a reminder with threat of termination with at least four weeks' notice, Audible shall be entitled to the assignment of all of the total shareholding of Random House and/or Holtzbrinck, as the case may be, at an aggregate consideration of EUR 1.00 and to make the outstanding payment instead of Random House and/or holtzbrinck.

3.	Commitments by Audible

3.1

The shareholders shall procure that the Company and Audible enter into a license agreement as attached as Exhibit 3.1 (the "License Agreement") with regard to the exclusive use of Audible's brand, technology, trademarks, logos, trade dresses, know-how and the like, it being understood that this clause does not, on the date hereof constitute any obligation of the Company itself.

3.2	The License Agreement forms an integral part of this Agreement and constitutes a material basis for the investment of Random House and holtzbrinck.

4.	Revised Articles

4.1

By notarized shareholder resolution of the date hereof, Lilienthal has adopted a completely revised version of the articles of association of the Company as set forth in Exhibit 4.1 (the "Revised Articles"). The Company undertakes to file the Revised Articles for registration with the commercial registry immediately after the Initial Closing Date.

4.2	In the internal relationship, the parties shall treat each other as if the Revised Articles were in force as of the Closing Date.

5.	Management

5.1

The Company shall have one or two managing directors. In accordance with sec. 7 of the Revised Articles, managing directors shall be appointed and - subject to sec. 5.3. - removed by resolution of the Supervisory Board with a majority of 4 of 5 members, save to the extent sec. 5.2 requires unanimity.

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5.2

The appointment of each managing director/CEO shall be effected, after the Initial Closing Date, as follows: Random House and holtzbrinck shall be allowed to interview managing director/CEO candidates and consult on their appointment with Audible. Audible shall be entitled to nominate a candidate. The appointment of the initial managing director/CEO re-quires a unanimous resolution of the supervisory board.

5.3

Random House and holtzbrinck shall be jointly entitled (one time only) to request the dismissal and termination of a managing director/CEO. The Supervisory Board shall, in case of such request, be obliged to dismiss and terminate the employment of the managing director/CEO accordingly.

5.4

To the extent actions by the Supervisory Board are provided for in this sec. 5, such actions shall be taken by the Shareholders' Meeting of the Company if and as long as there is no Supervisory Board consisting of the required number of five members. Where unanimous resolutions of the Supervisory Board would be required, the relevant shareholder resolutions shall require a majority of 85% of the votes cast; where simple majority of the Supervisory Board would apply, a shareholder resolution with the simple majority of votes cast shall suffice; where a 4/5 majority is required, the shareholder meeting decides with a majority of 75% of the votes cast.

5.5	In addition, the powers and authority of the Management are governed by sec. 7 of the Revised Articles.

6.	Supervisory Board

6.1	The Company shall have a Supervisory Board consisting of five members and having the powers and authorities set forth in sec. 9 of the Revised Articles.

6.2

Random House and holtzbrinck shall each be entitled to appoint one member of the Supervisory Board in accordance with the Revised Articles; Audible shall be entitled to appoint three members. Details are governed by sec. 9.3 of the Revised Articles.

7.	Disposal of Shares

7.1

Without prejudice to the additional restrictions set forth in sec. 11 of the Revised Articles (including the requirement of a shareholders' resolution under sec. 11.1 and the right of first offer in sec. 11.2 through 11.4 of the Revised Articles) and the take-along right according to sec. 9 of this Agreement, any sale and disposal (including options, sub-participations, nomineeships, pledges or other encumbrances) of shares or parts of shares in the Company by the Shareholders shall only be permissible upon the following conditions:

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a.

the respective purchaser shall enter into any and all rights and obligations of the selling shareholder with regard to the respective shares under this Agreement and supplementary or subsequent agreements, if any;

b.	the selling Shareholder fulfils any and all obligations under this Agreement and supplementary or subsequent agreements, if any, in connection with the disposal;

c.

Without prejudice to any additional restrictions, any transfer of shares (other than transfers to affiliates (verbundene Unternehmen) within the meaning of secs. 15 et seq. of the German Stock Corporations Act (AktG)) taking place within 18 months after the Initial Closing Date (it being understood that the relevant point in time shall be the date on which a party enters into an obligation to transfer), shall require the consent of the Supervisory Board with 4/5 majority. The Supervisory Board shall be entitled to grant or refuse the consent at its entirely free discretion (for clarification: Supervisory Board members appointed by the party proposing the transfer shall not be restricted from voting).

7.2

In case the conditions of sec. 7.1 are met, the Shareholders shall undertake to give their approval in a shareholder resolution granting the consent required by sec. 11.1 of the Revised Articles except if the purchaser's economic situation threatens to cause harm to the Company or the Shareholders. This is the case if (and only if) the opening of insolvency proceedings against the purchaser's assets is imminent, a respective application to the court has already been submitted or the insolvency proceedings have been denied for insufficiency of assets.

8.	Liquidation Preference

8.1	In case of a liquidation of the Company or in case of a sale of substantially all of the assets of the Company, the proceeds (after taxes payable by the Company) shall be allocated as follows:

a.

first: pari passu (in accordance with their participation quotas) to Random House and holtzbrinck until they have received an amount equaling their investment in accordance with this Agreement plus 8% p.a. interest thereon from the respective payment dates,

b.	then: to Audible until all shareholders have received proceeds pro rata in proportion to their equity participations,

c.	any exceeding amounts pro rata to all shareholders in proportion to their equity participations.

8.2	Sec. 8.1 shall apply mutatis mutandis to the allocation of consideration in case of a merger.

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9.	Take-along Right

9.1

Irrespective of the abovementioned restrictions every shareholder, in any case of sale of his share or parts of it, shall be obliged to sell the share of the remaining shareholders (in case of partial sale however, only the Pro Rata Share) at the same conditions he is selling his own share if these shareholders entitled to sell their share request it in writing within a period of 4 weeks according to sec. 11.2 of the Revised Articles.

9.2

For purposes of sec. 9.1 only, each remaining shareholder's "Pro Rata Share" shall be equal to the product obtained by multiplying (x) the aggregate nominal amount of shares covered by the sale of the selling shareholder and (y) a fraction, the numerator of which is the nominal amount of all shares owned by the respective remaining shareholder at the time of the sale and the denominator of which is the total nominal amount of all shares owned by the seller and all of the remaining shareholders at the time of the sale.

9.3	Sec. 9.1 shall not apply to transfers by a shareholder to an affiliated entity of such shareholder within the meaning of secs. 15 et seq. of the German Stock Corporations Act.

10.	Further Capital Measures

10.1

In case the Company is in need of further financing and the Supervisory Board so requests by simple majority, Random House and holtzbrinck shall be obliged to approve such capital increase. On the Initial Closing Date Random House and holtzbrinck will execute separate written powers of attorney to Audible to effect the relevant shareholder resolutions. The powers of attorney shall lapse if Audible ceases to be entitled to appoint three members of the Supervisory Board pursuant to sec. 9.3 of the Revised Articles. This sec. 10.1 does not contain any obligation to invest.

10.2	In case of capital increases, Random House and holtzbrinck shall be entitled to pro rata preemptive rights.

11.	* * *

11.1	a. * * *

b.	* * *

c.

These provisions shall, in the case of holtzbrinck and/or Random House/VRH, be binding upon holtzbrinck (that is holtzbrinck networXs AG) and/or Random House/VRH and affiliates of holtzbrinck and/or Random House/VRH that are dependent on holtzbrinck and/or Random House/VRH within the meaning of sec. 17 (1) of the German Stock Corporations Act. These provisions shall, in the case of Audible, be binding upon Audible and affiliates of Audible that are controlled by Audible. In all cases the term "affiliates" / “dependent entities” for purposes of this sections 11.1.c, 11.1.b and 11.1.d only does not include companies where the party owns only a minority interest.

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d.	The provisions of this sec. 11.1 * * *.

11.2	* * *

12.	Reporting

The Company shall procure that the managing directors will supply the Supervisory Board in writing with information regarding the business of the company according to the Supervisory Boards demand.

13.	Termination

13.1

This Agreement is being entered into for a fixed term of 30 years. The right of termination for cause shall remain unaffected. The Agreement ends automatically without the need for termination if the shares of the Company (after its conversion into a stock corporation) are listed on a stock exchange or 100% of the shares have been sold to a third party purchaser, provided that even in such cases the rights and obligations under sec. 11 (Non-Compete) and under the License Agreement shall survive. A termination by individual parties shall not affect the binding character of this Agreement among the remaining parties.

13.2	* * *

14.	Miscellaneous

14.1

VRH joins this Agreement only to the extent that (i) VRH enters into obligations of its own under sec. 11 hereof, and (ii) VRH hereby guarantees the obligations and performance of Random House under this Agreement.

14.2	Any amendments to this Agreement shall be invalid unless acknowledged in writing by the parties hereto except to the extent a stricter form is required by mandatory law.

14.3

The cost of notarization of this Agreement shall be borne by the Company. All other internal cost or the costs incurred as a result of the engagement of advisers such as, but not limited to, legal, tax or financial advisers (i.e. for the assignment of own lawyers, consultants) shall be born by the respective party to this agreement incurring the cost (i.e. external cost for German legal advice shall be borne by the Company).

14.4	Certified copies of this Agreement shall be forwarded to

-	each of the parties hereto;

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-	attorney at law Edwin Martin, Piper Rudnick, 1775 Wiehle Avenue, Reston VA 20190, USA;

-	attorney at law Philipp von Braunschweig, P+P Pöllath + Partners, Kardinal-Faulhaber-Str. 10, D-80333 Munich, Germany.

14.5	This Agreement shall be subject to the following cumulative conditions precedent:

(i)	this Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the supervisory boards of holtzbrinck and Random House as well as the board of directors of Audible shall have consented.

14.6	This Agreement shall be exclusively subject to German law (without giving effect to its principles of conflicts of laws).

14.7

In case any provision hereof shall be or become invalid or ineffective, the effectiveness of the remaining provisions shall remain unaffected thereby. In lieu of the invalid or ineffective provision, the parties shall agree on such valid and effective provision as most closely corresponds to the economic purpose of the invalid or ineffective provision. The same shall apply mutatis mutandis with regard to supplementary interpretation of the Agreement.

14.8

The Parties shall seek to resolve any such dispute between them, first by negotiating promptly with each other in good faith in direct negotiations. These direct negotiations shall be conducted by the respective designated Relationship Manager of each Party, and the dispute shall be escalated internally by each Party as reasonably necessary or appropriate to seek resolution of the dispute. If the Parties are unable to resolve the dispute between them through these negotiations within 60 days following their commencement (or within such other period as the Parties may otherwise agree upon), then any such disputes shall be settled by binding arbitration for which sec. 10.2 through 10.4 of the License Agreement shall apply mutatis mutandis.

14.9	Only the English version of this Agreement shall be legally binding. The German text constitutes merely a convenience translation.

14.10

Any communication or notification under this Agreement which is to be made to Audible Inc. has to be in the English language or - if not in the English language - has to be ac-companied by a certified English translation. Should the communication or notification not be made in English language nor be accompanied by a certified English translation such communication or notification is not capable of triggering the commencement of any time periods or deadlines applicable under this Agreement or under the applicable German law.

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~***Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

By way of precaution, the undersigned hereby waives the condition precedent that the Supervisory Board of Bertelsmann AG must consent to the transaction.

Munich, this 09/02/2004

MNO BeteiligungsGmbH, duly represented by/s/ Rainer Dresen

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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

By way of precaution, the undersigned hereby waives the condition precedent that the Supervisory Board of Bertelsmann AG must consent to the transaction.

Munich, this 09/02/2004

MNO BeteiligungsGmbH, duly represented by/s/ Rainer Dresen

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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

By way of precaution, the undersigned hereby waives the condition precedent that the Supervisory Board of Bertelsmann AG must consent to the transaction.

Munich, this 3/9/2004

/s/ Joerg Pfuhl

Verlagsgruppe Random House GmbH, duly represented by Joerg Pfuhl

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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

By way of precaution, the undersigned hereby waives the condition precedent that its Board of Directors must consent to the transaction.

Wayne, NJ, this September 2, 2004

/s/ Andy Kaplan

Audible, Inc., duly represented by Andy Kaplan

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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

Munich, this September 6, 2004

/s/ Arik Meyer

Audible GmbH (currently registered as Rosetta Vermogensverwaltung GmbH), duly represented by its managing director Arik Meyer

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ACKNOWLEDGEMENT AND WAIVER

Reference is made to section 14.5 of that certain Shareholders Agreement dated 20 August 2004 (deed no.2126/K/2004 of notary public Dr. Dieter Karl in Munich) pursuant to which the Shareholders’ Agreement is subject tot he following cumulative conditions precedent:

(i)	the Shareholders’ Agreement may be lawfully consummated under the applicable provisions of German antitrust laws; and

(ii)	the Supervisory Boards of holtzbrinck networXs AG and Bertelsmann AG as well as the Board of Directors of Audible, Inc. shall have consented.

The undersigned hereby acknowledges that the conditions precedent shall be deemed satisfied and the Shareholders’ Agreement is therefore fully valid and enforceable.

Munich, this 2 September, 2004

/s/ Michael Stephen

holtzbrinck networXs AG, duly represented by Michael Stephan under power of attorney

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